UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 28, 2006

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-447-8636

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of An Additional Interest in East Mediterranean Gas Co. S.A.E.

On November 28, 2006, Ampal-American Israel Corporation (the “Company”), through Merhav Ampal Energy, Ltd., a wholly-owned subsidiary of the Company, entered into an agreement (the “Stock Purchase Agreement”) with Merhav M.N.F. Ltd. (“Merhav”) to acquire from Merhav additional shares of East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company (“EMG”), pursuant to an option granted to the Company by Merhav in August 2006. The transaction is expected to close within the next 10 days.

EMG is an Egyptian joint stock company which has been given the right to export natural gas from Egypt to Israel and other locations in the East Mediterranean basin via an underwater pipeline. The pipeline, which EMG expects to be completed during the first quarter of 2008, will run from El-Arish, Egypt to Ashkelon, Israel.

Under the terms of the transaction, the Company will acquire the beneficial ownership of 5.9% of the outstanding shares of EMG’s capital stock. The purchase price for the shares is approximately $128.3 million, of which, approximately $68.3 million will be paid in cash, $40 million will be paid in 8,602,151 shares of the Company's Class A Stock and the balance will be paid by a promissory note in the principal amount of $20 million (the “Convertible Promissory Note”), which, at the option of Merhav, will be paid in cash, additional shares of the Company’s Class A Stock (based on a price per share of $4.65 per share), or a combination thereof. The Convertible Promissory Note will bear interest at 6 months LIBOR and mature in one or more partial payments on the earlier of 9 months from the closing of the transaction or upon demand by Merhav. The issuance of the shares of Class A Stock is subject to the approval of the shareholders of the Company. As a result of this transaction, the Company will beneficially own 12.5% of the total outstanding shares of EMG.

Yosef A. Maiman, the Chairman, President and CEO of the Company and the Company’s controlling shareholder, is the sole owner of Merhav. Because of the foregoing relationship, a special committee of the Board of Directors composed of the Company’s independent directors negotiated and approved the transaction. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which has been retained as financial advisor to the special committee, advised the special committee on this transaction.

The foregoing description of the Stock Purchase Agreement and the Convertible Promissory Note do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, which the Company has filed as Exhibit 10.1 hereto, and the form of Convertible Promissory Note, which the Company has filed as Exhibit 10.2 hereto.

A copy of the Company’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Private Investment in Public Equity

On November 28, 2006, the Company entered into a Securities Purchase Agreement with certain institutional investors in Israel (the “Investors”) for the sale of 8,142,705 shares of Class A Stock of the Company (the “Shares”) for an aggregate price of $37,863,577 (based on a price per share of $4.65) and warrants to purchase 4,071,352 shares of the Class A Stock of the Company (the “Warrants”) for an exercise price of $4.65 per share. The Warrants will expire 8 months after the date of their issuance and will not be exercisable until the issuance of the shares underlying the Warrants has been approved by the Company's shareholders. The sale is subject to customary closing conditions and a determination from the NASDAQ Stock Market LLC that shareholder approval will not be required with regards to the issuance of the Shares and Warrants contemplated by this private placement transaction. The sale of the Shares and Warrants is expected to close as soon as possible after receipt of such NASDAQ approval.

In connection with the Securities Purchase Agreement, the Company agreed to enter into a registration rights agreement with the Investors at the closing of the private placement transaction, pursuant to which, among other things, the Company will be obligated to file a registration statement prior to the earlier of (i) the 60th calendar day following the date that shareholder approval is obtained to the extent required and (ii) July 28, 2007. In the event the Company fails to satisfy such obligations, and under certain other circumstances as set forth in a registration rights agreement, it will be required to pay liquidated damages equal to 0.5% of the aggregate investment amount paid by the Investors for the Shares and Warrants, with an aggregate cap of 10% on such liquidated damage payments.

The offering of the Shares and Warrants was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The Shares and Warrants may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the shares or warrants, nor a solicitation for an offer to purchase the shares, nor shall it constitute any offer, solicitation or sale of any of the Shares or Warrants in any jurisdiction in which such offering sold would be unlawful.

A copy of the Company’s press release announcing the private placement transaction is attached hereto as Exhibit 99.2 and is incorporated in this report by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed hereunder with respect to the Convertible Promissory Note to be issued by the Company in connection with the EMG transaction is set forth in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

1.            The information required to be disclosed hereunder with respect to the shares of Class A Stock of the Company to be issued in the EMG transaction is set forth in Item 1.01 above and is incorporated herein by reference.

2.            The information required to be disclosed hereunder with respect to the private placement transaction is set forth in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated November 28, 2006.
10.2	Form of Convertible Promissory Note.
99.1	Press release of Ampal-American Israel Corporation regarding the EMG transaction, dated November 29, 2006.
99.2	Press release of Ampal-American Israel Corporation regarding the private placement transaction, dated November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

By:	/s/ Yoram Firon
	Name:	Yoram Firon
	Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated November 28, 2006.
10.2	Form of Convertible Promissory Note.
99.1	Press release of Ampal-American Israel Corporation regarding the EMG transaction, dated November 29, 2006.
99.2	Press release of Ampal-American Israel Corporation regarding the private placement transaction, dated November 29, 2006.